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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Fidelity National Financial, Inc. of our report dated January 25, 2003 relating to the consolidated financial statements of Financial Services Division of ALLTEL Information Services, Inc., which appears in the Current Report on Form 8-K/A of Fidelity National Financial, Inc. dated April 1, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Little Rock, AR
March 4, 2004